UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 11, 2026

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company's shareholders voted on the following proposals at the Company's annual shareholder meeting on June 11, 2026. The final voting results are provided below.
Proposal No. 1: Election of Directors. The following individuals were elected to the Company's Board of Directors by the holders of the Company's common stock and Series A Preferred Stock, voting together as one class:

Name	For	Against	Abstain	Broker Non-Votes
Carol G. Barton	19,668,508	308,022	39,151	2,990,458
Shannon A. Brown	19,735,158	236,972	43,551	2,990,458
Scott P. Callahan	18,120,995	1,865,710	28,976	2,990,458
Kimberly D. Campos	19,536,258	450,011	29,412	2,990,458
Stephen J. Donaghy	19,685,784	301,660	28,237	2,990,458
Sean P. Downes	19,402,764	585,537	27,380	2,990,458
Marlene M. Gordon	19,654,615	320,987	40,079	2,990,458
Francis X. McCahill	19,711,593	273,554	30,534	2,990,458
Richard D. Peterson	19,477,301	506,623	31,757	2,990,458
Michael A. Pietrangelo	19,518,717	465,017	31,947	2,990,458
Ozzie A. Schindler	19,575,390	410,428	29,863	2,990,458
Jon W. Springer	19,660,779	325,988	28,914	2,990,458

Proposal No. 2: The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers.

For:	19,555,685
Against:	389,598
Abstain:	70,398
Broker Non-Votes:	2,990,458

Proposal No. 3: The shareholders ratified the appointment of Plante & Moran, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.

For:	22,475,588
Against:	339,545
Abstain:	191,006
Broker Non-Votes:	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2026	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Frank C. Wilcox
	Name:	Frank C. Wilcox
	Title:	Chief Financial Officer